Exhibit 24.1
                      [ARTHUR ANDERSEN LLP LETTERHEAD]


                 Consent of Independent Public Accountants
                 -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1995 included in The Promus Companies Incorporated's Annual Report on Form 10-K, and Promus's Amended Annual Report on Form 10-K/A, for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                                                    Arthur Andersen LLP

Memphis, Tennessee,
  September 20, 1995.